UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

0ne AMD Place P.O. Box 3453 Sunnyvale, California	94088-3453
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 749-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

The information in this Report is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

In connection with a proposed financing, Advanced Micro Devices, Inc. (the “Company”) is providing the following information in compliance with Regulation FD. Except as otherwise indicated in this current report on Form 8-K, or as the context may otherwise indicate, in this current report on Form 8-K the words “we”, “our”, “ours”, “us” and “AMD” refer to Advanced Micro Devices, Inc. and its subsidiaries. Spansion LLC is the Company’s majority-owned subsidiary, of which 60% is owned by the Company and 40% is owned by Fujitsu Limited.

Summary Restricted Group Consolidated Financial Data

The following table sets forth summary restricted group unaudited consolidated financial data for the year ended December 28, 2003 and the six months and twelve months ended June 27, 2004. As of the issue date of the notes, Spansion LLC and its subsidiaries will constitute “unrestricted subsidiaries” as defined under the indenture that will govern the notes. The restricted group’s consolidated financial data does not include the results of operations of Spansion LLC and its subsidiaries for periods subsequent to June 29, 2003. The restricted group consolidated financial data is presented in order to provide investors with financial information that substantially reflects as of the issue date of the notes the results of operations of that portion of our business that will be designated as “restricted subsidiaries.” Periods prior to June 29, 2003 include AMD sales attributable to our memory business, which was contributed to Spansion LLC on June 30, 2003.

	Fiscal Year Ended Dec. 28, 2003	Six Months Ended June 27, 2004	Twelve Months Ended June 27, 2004

	(in thousands)
Statement of Operations Data:
Net sales	$2,583,957	$1,241,252	$2,465,393
Expenses:
Cost of sales	1,537,588	541,483	1,157,396
Research and development	708,274	316,767	613,465
Marketing, general and administrative	508,947	285,094	520,652
Restructuring and other special charges, net	(13,893)	2,514	(13,525)

Operating income (loss)	(156,959)	95,394	187,405
Interest income and other, net	19,962	6,858	15,110
Interest expense	(88,539)	(36,550)	(72,920)

Income (loss) before income taxes	(225,536)	65,702	129,595

Provision (benefit) for income taxes	(1,479)	9,337	4,922

Net income (loss)	$(224,057)	$56,365	$124,673

Other Financial Data:
EBITDA(1)	$584,111	$413,940	$825,211
Depreciation and amortization	739,875	317,932	634,485
Capital expenditures	402,607	305,824	424,855

Balance Sheet Data (at end of period):
Cash(2)	$983,823	$772,615	$772,615
Total long-term debt, capital lease obligations and other	1,567,338	1,523,048	1,523,048

(1)	EBITDA is defined as net income (loss) before (i) interest income, (ii) interest expense, (iii) provision for income taxes, and (iv) depreciation and amortization. Other companies in our industry may calculate EBITDA differently than we do and EBITDA as presented in this offering memorandum may not be comparable with similarly titled measures of other companies. We have included this non-GAAP financial measure because we believe that it provides potential purchasers of the notes with useful information in assessing the restricted group’s operating performance and as an indicator of the restricted group’s ability to meet our obligations under the notes. EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation or as an alternative to cash flow from operating activities or as an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. The reconciliation of net income (loss) under GAAP to EBITDA is as follows:

	Fiscal Year Ended Dec. 28, 2003	Six Months Ended June 27, 2004	Twelve Months Ended June 27, 2004
	(in thousands)
Net income (loss)	$(224,057)	$56,365	$124,673
Depreciation and amortization	739,875	317,932	634,485
Interest income	(18,767)	(6,244)	(11,789)
Interest expense	88,539	36,550	72,920
Provision (benefit) for income taxes	(1,479)	9,337	4,922

EBITDA	$584,111	$413,940	$825,211

(2)	Cash includes cash, cash equivalents, compensating balance and short-term investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: October 15, 2004	By:	/s/ Holly O’Brien
Holly O’Brien Corporate Vice President and Secretary